UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 23, 2011
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma  74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K replaces in its entirety the Form 8-K12B filed on September 26, 2011 (Accession No. 0001049108-11-000067), which was inadvertently filed using an incorrect submission type.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 23, 2011, Dollar Thrifty Automotive Group, Inc. (the “Company”) and the requisite percentage of the lenders under the Company’s senior secured credit facility, dated as of June 15, 2007 (as amended, the “Credit Agreement”), entered into the Tenth Amendment to the Credit Agreement (the “Amendment”). Under the Credit Agreement as amended by the Amendment, the aggregate amount of all dividends, share repurchases and similar restricted payments permitted to be made by the Company after the effective date of the Amendment was increased to $300 million, plus 50% of cumulative adjusted net income (or minus 100% of cumulative adjusted net loss, as applicable) for the period beginning January 1, 2011 through the last day of the fiscal quarter immediately preceding the restricted payment.

The Company must have a minimum of $100 million of unrestricted cash and/or availability under the Credit Agreement after giving effect to any such restricted payment, and cannot borrow under the Credit Agreement in order to fund such payments.

The Company paid a one-time amendment fee of 12.5 basis points to participating lenders, based on outstanding commitments and loans.

The foregoing description is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.246, which is incorporated herein by reference.

ITEM 7.01  REGULATION FD DISCLOSURE

On September 26, 2011, the Company issued the news release attached hereto as Exhibit 99.1 providing preliminary guidance on expected results for the third quarter 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.                                                      Description

10.246
Tenth Amendment to Credit Agreement, dated as of September 23, 2011, among Dollar Thrifty Automotive Group, Inc., as borrower, Deutsche Bank Trust Company Americas, as administrative agent and letter of credit issuer, and various financial institutions party thereto

99.1	Press release of Dollar Thrifty Automotive Group, Inc. dated September 26, 2011: Dollar Thrifty Automotive Group Amends Senior Secured Credit Facility, Authorizes $400 Million Share Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

September 26, 2011	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                                      Description

10.246
Tenth Amendment to Credit Agreement, dated as of September 23, 2011, among Dollar Thrifty Automotive Group, Inc., as borrower, Deutsche Bank Trust Company Americas, as administrative agent and letter of credit issuer, and various financial institutions party thereto

99.1	Press release of Dollar Thrifty Automotive Group, Inc. dated September 26, 2011: Dollar Thrifty Automotive Group Amends Senior Secured Credit Facility, Authorizes $400 Million Share Repurchase Program